EXHIBIT 10.15

FIRST AMENDMENT TO
REVOLVING CREDIT AGREEMENT

This FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Loan Amendment”) dated as of November 18, 2009, is entered into by and among LANDMARK BANCORP, INC., a Delaware corporation (the “Borrower”) and FIRST NATIONAL BANK OF OMAHA, a national banking association with principal offices in Omaha, Nebraska (the “Bank”) (the Borrower and the Bank are sometimes hereinafter individually referred to as a “Party” and collectively referred to as the “Parties”).

WHEREAS, the Parties have entered into that certain Revolving Credit Agreement dated as of November 19, 2008 (the “Initial Credit Agreement”), as amended by that certain letter agreement among the Parties dated February 6, 2009 (the “Letter Agreement”) (the Initial Credit Agreement and the Letter Agreement are hereinafter collectively referred to as the “Credit Agreement”); and

WHEREAS, the Parties desire to amend and modify the Credit Agreement, as hereinafter provided and subject to the terms and provisions hereof.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements set forth in the Credit Agreement as amended by this Loan Amendment, including the mutual covenants and agreements contained herein, the Parties agree as follows:

1.           Definitions.  Unless otherwise defined in this Loan Amendment, each capitalized term used in this Loan Amendment, including its preamble and recitals, has the meaning ascribed to it in the Credit Agreement.

2.           Amendment to Definition.  The following defined term as reflected in Section 1.01 of the Credit Agreement shall be, and hereby is, deleted in its entirety and replaced by the definition reflected below inserted, in alphabetical order, for such defined term:

“ “Loan Termination Date” means the earliest to occur of the following:  (a) November 17, 2010, (b) the date the Obligations are accelerated pursuant to this Agreement or the Revolving Note and (c) the date the Bank has received (i) notice in writing from the Borrower of the Borrower’s election to terminate this Agreement or the Revolving Note or (ii) indefeasible payment in full of the Obligations.”

3.           Additional Definition.       The Parties agree that the following defined term shall be inserted, in alphabetical order, in Section 1.01 of the Credit Agreement.

“ “Floor” means four and one-fourth percent (4.25%) per annum.”

4.           Amendment to Section 2.01 of Credit Agreement.   The Parties agree that Section 2.01 of the Credit Agreement shall be, and hereby is, as of the date hereof, deleted in its entirety and replaced with the following:

“Section 2.01  Revolving Credit.  The Bank agrees on the terms and conditions hereinafter set forth, to make loans (the “Loans”) to the Borrower from time to time during the period from the Effective Date of this Agreement up to, but not including, the Loan Termination Date in an aggregate principal amount not to exceed at any time outstanding Seven Million Five Hundred Thousand and No/100ths Dollars ($7,500,000.00) (the “Commitment”) upon delivery by the Borrower to the Bank of a telephonic or written borrowing request relating thereto in a form reasonably acceptable to the Bank pursuant to the terms and provisions of this Agreement.  Within the limits of the Commitment, the Borrower may borrow, prepay and reborrow under this Section 2.01.  The Bank’s obligation to make Loans hereunder shall be subject to the Borrower’s satisfaction of the Conditions Precedent.  It is the intention of the parties that the outstanding balance of the Revolving Note shall not exceed the Commitment, and if at any time said balance exceeds the Commitment, the Borrower shall forthwith pay the Bank sufficient funds to reduce the balance of the Revolving Note until it is in compliance with this requirement.  The Borrower may elect to terminate the Revolving Note at any time, without penalty, upon written notice to the Bank.  In the event the Borrower so elects to terminate the Revolving Note, the aggregate principal amount of the Revolving Note outstanding, together with any accrued and unpaid interest thereon, as well as any other amounts due the Bank pursuant to any of the other Loan Documents, shall be due and payable to the Bank on the date of such election, if not sooner paid and the Revolving Note shall be deemed for all purposes terminated and the Bank shall have no further or additional obligation to loan funds to the Borrower pursuant to the terms and provisions of this Agreement.”

5.           Amendment to Section 2.03 of Credit Agreement.   The Parties agree that Section 2.03 of the Credit Agreement shall be, and hereby is, as of the date hereof, deleted in its entirety and replaced with the following:

“Section 2.03.  Interest.  The Borrower shall pay interest to the Bank on the outstanding and unpaid principal amount of the Loans made hereunder at a rate per annum equal to the Prime Rate, adjusted on a daily basis, plus twenty-five (25) basis points, prior to acceleration or maturity; provided, however, the interest rate applicable to the Loans shall not at any time be less than the Floor.  Interest shall be calculated on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed.  All accrued and unpaid interest relating to the activity for the preceding calendar quarter shall be paid in immediately available funds on the first day of each calendar quarter (commencing January 1, 2009 and on every January 1, April 1, July 1, and October 1, thereafter).  All payments of principal and interest made hereunder, whether during the term hereof or upon the stated maturity of the Loans, shall be made at the Principal Office.  Following and during the continuation of an Event of Default, any principal amount and accrued, but unpaid interest shall bear interest at a rate per annum equal at all times to the Prime Rate, in effect from time to time, plus six hundred (600) basis points.”

6.           Amended Revolving Note.  Borrower shall, upon execution of this Loan Amendment, execute and deliver to the Bank an Amended and Restated Revolving Note, in the form attached hereto as Exhibit “A” and incorporated herein by this reference (the “Amended Revolving Note”) for the purposes of reducing the Commitment to Seven Million Five Hundred Thousand and No/100ths Dollars ($7,500,000.00), extending the Loan Termination Date to November 17, 2010, and amending the interest rate applicable to the Loans.  Such Amended Revolving Note shall be an extension, amendment and restatement of the Revolving Note, dated November 19, 2008, in the form attached to the Initial Credit Agreement as Exhibit “B,” and all references to the Revolving Note in the Credit Agreement or in any of the other Loan Documents, shall be deemed for all purposes to be a reference to the Amended Revolving Note.

7.           Amendment to Section 6.07 of Credit Agreement.  The Parties agree that Section 6.07 of the Credit Agreement shall be, and hereby is, effective as of January 1, 2010, deleted in its entirety and replaced with the following (the existing Section 6.07 shall remain applicable for the 2009 fiscal year):

“Section 6.07. Capital Expenditures.  Make any expenditures for fixed or capital Assets if, after giving effect thereto, the aggregate of all such expenditures made by the Borrower and each of the Subsidiaries would exceed Three Million and No/100ths Dollars ($3,000,000.00) during any fiscal year of Borrower beginning with the 2010 fiscal year and all fiscal years thereafter.”

8.           Amendment to Section 7.01(b), (c), (d) and (e) of Credit Agreement.  The Parties agree that subsections (b), (c), (d), and (e) of Section 7.01 of the Credit Agreement shall be, and hereby are, as of the date hereof, deleted in their entirety and replaced with the following:

“(b)       Tier 1 Risk Based Capital Ratio.  The Tier 1 Risk Based Capital Ratio (expressed as a percentage), as stated in the most recent Call Reports of such Person, of not less than ten percent (10%).

(c)         Non-Performing Assets to Total Capital Ratio.  The ratio (expressed as a percentage) of Non-Performing Assets to Total Capital of less than thirty percent (30%).

(d)         Non-Performing Assets to Total Loans Ratio.  The ratio (expressed as a percentage) of Non-Performing Assets to the total of all loans made by such Person of less than seven percent (7%).

(e)          Loan Loss Reserves to Total Loans Ratio.  The ratio (expressed as a percentage) of Loan Loss Reserves to the total of all loans made by such Person, shall not be less than the lesser of (i) one percent (1%), or (ii) the allowance amount as shall be required by Applicable Law or Governmental Authority.”

9.           Compliance Certificates.  The Parties agree that the form of Quarterly Compliance Certificate attached as Exhibit “C” to the Credit Agreement is hereby deleted and replaced with the form of Quarterly Compliance Certificate attached as Exhibit “B” to this Loan Amendment and incorporated herein by this reference.  The Parties agree that the form of Annual Compliance Certificate attached as Exhibit “D” to the Credit Agreement is hereby deleted and replaced with the form of Annual Compliance Certificate attached as Exhibit “C” to this Loan Amendment and incorporated herein by this reference.  The Parties hereby agree that all references to the Quarterly Compliance Certificate or the Annual Compliance Certificate in the Credit Agreement or in any of the other Loan Documents shall be deemed to be references to the Quarterly Compliance Certificate or the Annual Compliance Certificate, as applicable, in the form attached hereto.

10.         Conditions Precedent.  In addition to any conditions precedent contained in any of the Loan Documents or otherwise contained in this Loan Amendment, the obligations of the Bank under this Loan Amendment are expressly conditioned upon satisfaction of the following additional conditions precedent:

(a)         Execution of the Loan Amendment.  The Bank having received from the Borrower counterpart signatures of this Loan Amendment.

(b)         Delivery of Documents.  The Bank shall have received, each in a form acceptable to the Bank,  such other documents, instruments, and writings, including but not limited to authorization and incumbency certificates with reasonable documentation attached thereto and incorporated therein, reasonably requested by the Bank.

(c)         Compliance with Section 2.01.  In the event the amount outstanding with respect to the Loans exceeds Seven Million Five Hundred Thousand and No/100ths Dollars ($7,500,000.00), then Borrower shall deliver to Bank immediately available funds in an amount sufficient to comply with Section 2.01 of the Credit Agreement, as amended by this Loan Amendment.

11.         Ratification; No Waiver.  The Parties agree that, except as specifically amended hereby, the terms and provisions of the Credit Agreement and all of the other Loan Documents, are hereby ratified and shall remain in full force and effect.  No amendment contained in this Loan Amendment shall be construed to amend or waive any obligation of the Borrower under the Credit Agreement or any provision of any of the Loan Documents, except to the extent of the specific amendment referenced herein.  No delay or omission by the Bank in exercising any power, right, or remedy shall impair such power, right, or remedy or be construed as a waiver thereof or an acquiescence therein, and no single or partial exercise of any such power, right, or remedy shall preclude other or further exercise thereof or the exercise of any other power, right, or remedy under the Credit Agreement or any other Loan Documents, or otherwise.

12.          Authorization.  The Borrower hereby represents and warrants that (i) the undersigned is a duly authorized representative of the Borrower, (ii) the Borrower has the requisite power and authority to execute and deliver this Loan Amendment, (iii) the execution, delivery and performance of this Loan Amendment have been, duly authorized, approved and ratified by all required organizational action of the Borrower, and (iv) the amendments specifically referenced herein reflect all of the amendments being requested by the Borrower relating to the terms and provisions of the Credit Agreement and the other Loan Documents.

13.         Governing Law.  This Loan Amendment shall be governed by the laws of the State of Nebraska, other than conflict of law provisions thereof.

14.         Submission to Jurisdiction; Venue.  The Borrower hereby submits to the jurisdiction of any state or federal court sitting in Omaha, Nebraska, in any action or proceeding arising out of or relating to this Loan Amendment, the Credit Agreement or any of the other Loan Documents, and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.  The Borrower also agrees not to bring any action or proceeding arising out of or relating to this Loan Amendment, the Credit Agreement, or any other Loan Document in any other court.  The Borrower waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of the Bank.  The Borrower agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.  The Borrower hereby waives any rights it may have to transfer or change the venue of any suit, action or other proceeding brought against the Borrower by the Bank in accordance with this paragraph or in connection with this Loan Amendment, the Credit Agreement or any other Loan Documents.

15.         JURY TRIAL WAIVER. THE BANK AND THE BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS LOAN AMENDMENT, THE CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.  NO EMPLOYEE OF THE BANK HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THE TERMS AND PROVISIONS OF THIS PARAGRAPH OF THIS LOAN AMENDMENT.

16.         Costs and Expenses.  The Borrower agrees to pay on demand all costs and expenses of the Bank in connection with the preparation, execution and delivery of this Loan Amendment, including, without limitation, the cost for reasonable fees and out-of-pocket expenses of outside counsel for the Bank with respect thereto.

17.         CREDIT AGREEMENT.  A CREDIT AGREEMENT MUST BE IN WRITING TO BE ENFORCEABLE UNDER NEBRASKA LAW.  TO PROTECT YOU AND US FROM ANY MISUNDERSTANDINGS OR DISAPPOINTMENTS, ANY CONTRACT, PROMISE, UNDERTAKING, OR OFFER TO FORBEAR REPAYMENT OF MONEY OR TO MAKE ANY OTHER FINANCIAL ACCOMMODATION IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, OR ANY AMENDMENT OF, CANCELLATION OF, WAIVER OF, OR SUBSTITUTION FOR ANY OR ALL OF THE TERMS OR PROVISIONS OF ANY INSTRUMENT OR DOCUMENT EXECUTED IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, MUST BE IN WRITING TO BE EFFECTIVE.

18.         Counterparts.  This Loan Amendment may be executed in one or more counterparts, any one of which need not contain the signatures of more than one Party, but all such counterparts taken together will constitute one and the same instrument.  A facsimile signature will be deemed an original signature.

IN WITNESS WHEREOF, the Parties hereto have executed this Credit Amendment as of the date first written above.

“Borrower”

LANDMARK BANCORP, INC.,
a Delaware corporation

By:
Title:

“Bank”

FIRST NATIONAL BANK OF OMAHA,
a national banking association

By:
Title:

FIRST AMENDMENT TO
REVOLVING CREDIT AGREEMENT

EXHIBIT “A”

Form of Amended Revolving Note

[See Attached]

FIRST AMENDMENT TO
REVOLVING CREDIT AGREEMENT

EXHIBIT “B”

Form of Quarterly Compliance Certificate

[See Attached]

FIRST AMENDMENT TO
REVOLVING CREDIT AGREEMENT

EXHIBIT “C”

Form of Annual Compliance Certificate

[See Attached]